UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005 (September 7, 2005)

                                 BLACKROCK, INC.
               (Exact name of registrant as specified in Charter)

      DELAWARE                     001-15305                 51-0380803
      (State or other              (Commission               (IRS Employer
      jurisdiction of              File Number)              Identification No.)
      incorporation)

40 East 52nd Street, New York, New York                      10022
(Address of principal executive officers)                    (Zip Code)

       Registrant's telephone number, including area code: (212) 810-5300

            (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Principal Financial Officer

(b) On September 7, 2005, BlackRock, Inc. (the "Company") announced that, effective October 1, 2005, Paul L. Audet will become head of the Company's cash management business and cease to serve as Chief Financial Officer of the Company.

Appointment of Principal Financial Officer

(c) On September 7, 2005, the Company announced that Steven E. Buller, 54, has been named Chief Financial Officer of the Company, effective October 1, 2005. Since 1986, Mr. Buller has been a partner at the accounting firm Ernst & Young LLP and since 1992, Mr. Buller has served as Ernst & Young's Americas Director & Global Co-Director, Asset Management.

Under the terms of Mr. Buller's employment arrangement, Mr. Buller will receive a base salary and bonus at the annualized rate of $260,000 and $1,490,000, respectively, for a 24 month period commencing with his employment. Thereafter the discretionary bonus will be based on his performance and the performance of the Company.

Mr. Buller also will receive a one-time payment of up to $415,000, net of applicable taxes, as a signing bonus and compensation for certain lost pension benefits and other costs associated with joining the Company. Approximately $317,000 of this amount is subject to repayment should Mr. Buller voluntarily terminate his employment with the Company prior to the third anniversary of his date of hire. In addition, subject to approval by the Compensation Committee of the Company's Board of Directors, Mr. Buller will be entitled to receive a grant of restricted shares of the Company's Class A common stock with value equal to $3,000,000. The restricted shares vest 56% on the third anniversary of Mr. Buller's date of hire and 22% on each of the fourth and fifth anniversaries of Mr. Buller's date of hire, subject to certain acceleration events. Mr. Buller will be eligible to particpate in other current and future compensation programs.

A copy of the press release announcing Mr. Audet's new position and Mr. Buller's appointment is attached as an exhibit to this Form 8-K and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release, dated September 7, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BlackRock, Inc.
                                            (Registrant)

Date: September 7, 2005
                                            By: /s/ Robert P. Connolly
                                            -----------------------------------
                                            Robert P. Connolly
                                            Managing Director, General Counsel
                                              and Secretary